UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2005

Prime Receivables Corporation

originator of the

Prime Credit Card Master Trust

(Exact name of registrant as specified in its charter)

Delaware	0-21118	31-1359594
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 6034, MC1251, Room A Sioux Falls, South Dakota	57117
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code	(605) 331-2671

7 West Seventh Street, Cincinnati, Ohio 45202
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be Included in the Report

Section 8 – Other Events.

ITEM 8.01.	Other Events.

On October 24, 2005 a subsidiary of Citigroup Inc. acquired Prime Receivables Corporation including its credit card securitization program administered through the Prime Credit Card Master Trust. As part of this acquisition, effective October 24, 2005, (i) Citibank (South Dakota), National Association assumed the rights, duties and obligations of FDS Bank, as Servicer for the Prime Credit Card Master Trust and (ii) Department Stores National Bank, a newly formed limited purpose credit card bank that is a subsidiary of Citibank, N.A. became an originator selling receivables to Prime Receivables Corporation for inclusion in the Prime Credit Card Master Trust.

Certain amendments and assignments relating to the Prime Credit Card Master Trust program documents, each of which was executed in connection with or otherwise in contemplation of the above described acquisition, are attached hereto as exhibits.

Section 9 – Financial Statements and Exhibits

ITEM 9.01 (c). Exhibits.

The following are filed as Exhibits to this Report under Exhibit 4.1, Exhibit 10.1 and Exhibit 10.2:

4.1	Fourteenth Amendment to the Pooling and Servicing Agreement, dated as of October 24, 2005.
10.1	P&S Assignment and Assumption Agreement, dated as of October 24, 2005.
10.2	Thirteenth Amendment to the Receivables Purchase Agreement, dated as of October 24, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Prime Receivables Corporation

By: /s/ Douglas C. Morrison
Name: Douglas C. Morrison
Title: President

Dated: October 24, 2005

Exhibits

Exhibit	Description

4.1	Fourteenth Amendment to the Pooling and Servicing Agreement, dated as of October 24, 2005.
10.1	P&S Assignment and Assumption Agreement, dated as of October 24, 2005.
10.2	Thirteenth Amendment to the Receivables Purchase Agreement, dated as of October 24, 2005.